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                                    EXHIBIT 3(ii)

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                                                             As amended through
                                                             NOVEMBER 20, 1995

                                       BY-LAWS

                                         OF

                                 VARLEN CORPORATION


                                     ARTICLE I
                                    STOCKHOLDERS


         SECTION 1. ANNUAL MEETINGS. Subject to change by resolution of the Board of Directors, the annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held on the fourth Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday. The meeting may be held at such time and such place within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of the meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors, by the Chairman of the Board or by the President of the Corporation. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware specified in the notice thereof.

         SECTION 3. NOTICE OF MEETINGS. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting, and in the case of a special meeting, the purpose or purposes of such meeting, shall be given by the Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten nor more than fifty days prior to the meeting. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting, whether before or after such meeting be held, the notice thereof need not be given to him. Notice of any adjourned meeting of stockholders need not be given except as-provided in SECTION 4 of this ARTICLE 1.

         SECTION 4. OUORUM. Subject to the provisions of law in respect of the vote that shall be required for a specific action, the number of shares the holders of which shall be present or represented by proxy at any meeting of - stockholders in order to constitute a quorum for the transaction of any business shall be a majority of all the shares issued and outstanding and entitled to vote at such meeting.


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         At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time without notice other than by announcement at the meeting of the time and place of the adjourned meeting, except that a new notice must be sent out if the adjournment is for more than thirty days, or if a new record date for voting is fixed. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 5. ORGANIZATION. The Chairman of the Board, or in his absence or nonelection the President, or in the absence of both the foregoing officers the Executive Vice President, or in the absence of any of the foregoing officers a Vice President, shall call meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the President, the Executive Vice President or a Vice President, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman, who may be the Secretary of the Corporation. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

         SECTION 6. VOTING. Each stockholder shall, except as otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any matter before the meeting shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation or by these By-laws, all elections for directors shall be decided by plurality vote; all other matters shall be decided by votes cast thereon.

         A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 7. INSPECTORS OF ELECTION. The Board of Directors may at any time appoint two or more persons to serve as Inspectors of Election at the next succeeding annual meeting of


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stockholders or at any other meeting or meetings, and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant and be not filled by the Board of Directors, the Chairman of any meeting of the stockholders may appoint one or more temporary Inspectors for such meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.

         SECTION 8. COUNTING WRITTEN CONSENTS; INSPECTORS. Within three (3) business days after the later of (x) the fixing by the Board of Directors of a record date for any proposed stockholder action or consent to be taken in writing in lieu of a meeting ("Stockholder Consent") and (y) any such record date established in any other manner, the Secretary or other officers of the Corporation shall engage a firm of independent inspectors of election ("Consent Inspectors") for the purpose of performing a ministerial review of the validity of any such proposed Stockholder Consent and revocations thereof. The cost of retaining such Consent Inspectors shall be borne by the Corporation.

         Stockholder Consent forms and revocations thereof shall be delivered to the Consent Inspectors upon receipt by (i) the Corporation, (ii) the stockholder or stockholders soliciting Stockholder Consents or soliciting revocations of Stockholder Consents (the "Soliciting Stockholders"), or (iii) the proxy solicitors or other authorized agents of the Corporation or the Soliciting Stockholders. As soon as Stockholder Consents and revocations thereof are received, the Consent Inspectors shall review the same and shall maintain a count of the number of valid and unrevoked Stockholder Consents. The Consent Inspectors shall keep such count confidential and, except as set forth below, shall not reveal the count to the Corporation, the Soliciting Stockholders, their respective representatives or any other person or entity.
As soon as practicable (I) upon the request of the Corporation or the Soliciting Stockholders, and (II) after the earlier to occur of (x) the expiration of the solicitation period with respect to the particular Stockholder Consent and (y) the date on which the particular Stockholder Consent shall appear (to the Consent Inspectors) to have received the valid and unrevoked signatures of the requisite number of stockholders to become effective, the Consent Inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating: (A) the number of valid Stockholder Consents; (B) the number of valid revocations of Stockholder Consents; (C) the number of valid and unrevoked Stockholder Consents; (D) the number of invalid Stockholder Consents;
(E) the number of invalid revocations of Stockholder Consents; and (F) based thereon, whether the requisite number of valid and unrevoked Stockholder Consents has been obtained to authorize or take the action(s) specified therein.

         Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have 48 hours after the delivery of the preliminary report of the Consent Inspectors pursuant to clause


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"(II)" of the foregoing paragraph to review the Stockholder -Consents and revocations thereof and to advise the Consent Inspectors and opposing party in writing as to whether they intend to challenge such preliminary report. If no such written notice of an intention to challenge such preliminary report is received within 48 hours of its issuance by the Consent Inspectors, the Consent Inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information called for in clauses "(A)" through "(E)" of the foregoing paragraph and, based thereon, a certification as to whether the requisite number of valid and unrevoked Stockholder Consents has been obtained to authorize or take the action(s) specified therein. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the Consent Inspectors' preliminary report within 48 hours after its issuance, a challenge session shall be scheduled by the Consent Inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter or other person agreed upon by the Corporation and the Soliciting Stockholders. Following the completion of the challenge session, the Consent Inspectors shall as promptly as practicable issue their final report to the Corporation and the Soliciting Stockholders, which report shall contain (i) the information included in the most recent preliminary report, (ii) all changes in the vote totals as a result of the challenge session, and (iii) based thereon, a certification as to whether the requisite number of valid and unrevoked Stockholder Consents has been obtained to authorize or take the action(s) specified therein. A copy of any final report of the Consent Inspectors shall be included in the minute books of the Corporation.

         The Corporation shall give prompt notice to the stockholders of the results of any Stockholder Consent solicitation or the approval or taking of the action (s) specified therein by less than unanimous written consent.

         SECTION 9. NOTICE OF AND RECORD DATE FOR STOCKHOLDER CONSENTS; SOLICITATION PERIOD. Before there may be commenced any solicitation of Stockholder Consents by any Soliciting Stockholders, such Soliciting Stockholders (or an authorized agent thereof) shall deliver notice in writing of their intention to do so to the Secretary of the Corporation, which notice shall also set forth: (i) the names and addresses of such Soliciting Stockholders,
(ii)the specific text of the Stockholder Consents proposed to be disseminated or published, (iii) the proposed date or dates on which such Soliciting Stockholders intend to solicit such Stockholder Consents and/or deliver Stockholder Consents to the Corporation, and (iv) a representation that each such Soliciting Stockholder is a stockholder of the Corporation entitled to execute and deliver Stockholder Consents as of the date of such notice and stating the number of shares of stock of the Corporation owned of record and beneficially by each such Soliciting Stockholder as of such date. within five
(5) business days after the receipt by the Corporation of such a notice, the Board of Directors may, but shall not be required to: (A) subject to Section 213(b) of the Delaware General Corporation Law, establish a record date to determine the


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stockholders entitled to execute (and revoke) such Stockholder Consents, and (B)
in such event, establish the time period during which such Stockholder Consents (and revocations thereof) may be solicited.

         SECTION 10. NOMINATIONS FOR DIRECTORS. Nominations of nominees for election to the Board of Directors at a meeting of the stockholders may be made
(i) by the Board of Directors, (ii) on behalf of the Board of Directors by any nominating or other authorized committee appointed by the Board of Directors,
(iii) by the Chairman of such meeting or (iv) subject to the provisions of this
Section 10, at a meeting of stockholders being held for that purpose by any stockholder of the Corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board or by the Chairman of the meeting, shall be made by notice in writing delivered to the Secretary of the Corporation, and received by him not less than thirty nor more than sixty days prior to the meeting of the stockholders called for the election of directors; provided, however, that if less than thirty-five days' notice of the meeting is given to stockholders, such nomination shall be delivered as prescribed hereinabove to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Each such notice shall set forth or include:
(i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Corporation which are held of record and beneficially by each such nominee and nominating stockholder; (iv) a representation and undertaking of such nominating stockholder that it is, and at the meeting will be, entitled to vote for the election of directors and that such stockholder intends to appear (in person or by proxy) at such meeting to nominate each such nominee; (v) the written consent of each such nominee to serve as a director of the Corporation if elected; and
(vi) any information not required pursuant to any of the foregoing clauses concerning the nominee or nominating stockholder that would be required to be disclosed pursuant to Regulation 14A and/or Schedule 14A under the Securities Exchange Act of 1934, as amended, assuming for this purpose that such nominee or nominating stockholder was soliciting proxies for the election of each such nominee at a meeting of the stockholders of the Corporation. If the facts warrant and the Board of Directors or an authorized committee thereof or the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the nomination shall be void and not allowed.


         SECTION 11. BUSINESS AT STOCKHOLDER MEETINGS. The business and proposals to be considered or voted upon at a meeting of the stockholders may be offered (i) by the Board of Directors, (ii) on behalf of the Board of Directors by any authorized committee appointed by the Board of Directors, (iii) by the Chairman of the meeting or (iv) subject to the provisions of this Section 11, at such meeting by any stockholder of the Corporation entitled to vote on such proposals at such meeting. Such business


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and proposals, other than those offered by or on behalf of the Board or by the
Chairman of the meeting, shall be made by notice in writing delivered to the Secretary of the Corporation, and received by him not less than thirty nor more than sixty days prior to the meeting of the stockholders; provided, however, that if less than thirty-five days' notice of the meeting is given to stockholders, notice of such business and/or proposal shall be delivered as prescribed hereinabove to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed; and provided further, however, that such notice shall not be required with respect to any stockholder proposal that is included in the Corporation's proxy materials in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended. Each such notice shall set forth or include: (i) the general nature of each item of business that the proposing stockholder intends to bring before the meeting; (ii) if any specific proposal is to be offered for a vote of the stockholders, the text of the resolution or resolutions which the proposing stockholder contemplates to offer to be voted upon; (iii) the number of shares of stock of the Corporation which are held of record and beneficially by such proposing stockholder; (iv) a representation and undertaking of such proposing stockholder that it is, and at the meeting will be, entitled to vote on such proposals and that such stockholder intends to appear (in person or by proxy) at such meeting to offer each such item of business and each such proposal; and (v) any information not required pursuant to any of the foregoing clauses concerning each such item of business and each such proposal that would be required to be disclosed pursuant to Regulation 14A and/or Schedule 14A under the Securities Exchange Act of 1934, as amended, assuming for this purpose that such proposing stockholder was soliciting proxies for the adoption of such proposals at a meeting of the stockholders of the Corporation. If the facts warrant and the Board of Directors or an authorized committee thereof or the Chairman of the meeting determines that a proposal was not made in accordance with the foregoing procedures, the proposal shall be void and not allowed.


                                      ARTICLE II
                                  BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

         SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors shall be such as the Board of Directors may by resolution direct, but not less than three nor more than nine, except that where all the stock of the Corporation is owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders. Directors need not be stockholders. Each director shall hold office for the term for which he is appointed or elected and until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall


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                                                                              7

have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder.

         SECTION 3. QUORUM AND MANNER OF ACTION. Except as otherwise provided by statute or these By-laws, one-half of the whole Board of Directors (but not less than two) shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such.

         SECTION 4. PLACE OF MEETING, ETC. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 5. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of stockholders, for the election of officers and the transaction of other business, and other regular meetings of said Board shall be held at such times and places as said Board shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least three days before the first meeting held in pursuance thereof.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Executive Vice President, a Vice President or any two Directors. The Secretary or an Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each Director at his last known post office address at least two days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, wireless, telephone or verbally at least twenty-four hours before the meeting to each Director.

         SECTION 7. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 8. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence or nonelection the President, or in the absence of both of the


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foregoing officers a director chosen by a majority of the directors, shall act as Chairman. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries any person appointed by the Chairman, shall act as Secretary of the meeting.

         SECTION 9. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. The resignation of any directors shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 10. REMOVAL OF DIRECTORS. Any director may be removed, either with or without cause, at any time by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at a special meeting of the stockholders called for the purpose; and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting.

         SECTION 11. VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by the majority vote of the remaining directors at any meeting, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors for the unexpired term may be elected.

         SECTION 12. COMPENSATION OF DIRECTORS. Directors shall receive such sum for their services and expenses as may be directed by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation of their services and expenses.

         SECTION 13. COMMITTEES. By resolution or resolutions passed by a majority of the whole Board at any meeting of the Board of Directors, the directors may designate one or more committees, each committee to consist of two or more directors, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of shares of capital stock of the


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                                                                              9

Corporation. Further, the Board of Directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualified member at any meeting.

         SECTION 14. EXECUTIVE COMMITTEE. The Board of Directors, by the affirmative vote of a majority of the members of the Board at the time in office, may appoint an Executive Committee, each of such members to be a director. The number of members of the Executive Committee shall be such as the Board of Directors by resolution directs, but not less than three nor more than nine. The Executive Committee, except as limited from time to time by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the directors, all of the powers vested in the Board or committees generally, except to change the membership of the Executive Committee; provided, however, that in the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent of disqualified member. The Executive Committee shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of shares of capital stock of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. one-third of the Executive Committee, but not less than two, shall constitute a quorum for the transaction of business. Regular meetings of the Executive Committee shall be held at such times as the said Executive Committee shall from time to time by resolution determine. No notice shall be required for any regular meeting of the Executive Committee but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every member of the Executive Committee at least three days before the first meeting held in pursuance thereof. Special meetings of the Executive Committee may be called by the Chairman of the Executive Committee or the Secretary of the Executive Committee, or any two members thereof. The Secretary of the Corporation or the Secretary of the Executive Committee shall give notice of the time and place of each Special Meeting by mail at least two days before such meeting or by telegraph, cable, wireless, telephone or verbally at least 24 hours before the meeting to each member of the Executive Committee.


                                     ARTICLE III
                                       OFFICERS

         SECTION 1. NUMBER. The officers of the Corporation shall be a President, a Treasurer, and a Secretary. In addition, the Board may elect a Chairman of the Board, one or more Executive Vice Presidents, one or more Vice Presidents, and such other officers as may be appointed in accordance with the provisions of


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                                                                             10

SECTION 3 of this ARTICLE. Any number of offices may be held by the same person. The Chief Executive Officer of the Corporation shall be either the Chairman of the Board or the President, as determined by the Board.

         SECTION 2. ELECTION, TERM OF OFFICE AND OUALIFICATIONS. The officers shall be elected annually by the Board of Directors at their first meeting after each annual meeting of the stockholders of the Corporation. Each officer, except such officers as may be appointed in accordance with the provisions of
SECTION 3 of this ARTICLE, shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner hereinafter provided. The Chairman of the Board shall be chosen from among the directors.

         SECTION 3. SUBORDINATE OFFICERS. The Board of Directors or the President may from time to time appoint such other officers, including one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as in these By-laws provided or as the Board of Directors or the President may from time to time prescribe. The Board of Directors or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

         SECTION 4. REMOVAL. Any officer may be removed either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or except in case of any officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

         SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.

         SECTION 7.  THE CHAIRMAN OF THE BOARD.  [intentionally left blank]

         SECTION 8. THE PRESIDENT. The President shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject, however, to the


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                                                                             11

control of the Board of Directors and, if the Chairman of the Board be the Chief Executive Officer of the Corporation, the Chairman of the Board. The President shall at each annual meeting and from time to time report to the stockholders and to the Board of Directors all matters within his knowledge which the interest of the Corporation require to be brought to their notice; may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any and all certificates of stock of the Corporation; in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders; shall sign and execute in the name of the Corporation all contracts, or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly declared or permitted by the Board or by these By-laws to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors or as are presented by these By-laws.

         SECTION 9. THE EXECUTIVE VICE PRESIDENT. The Executive Vice President, if one be elected, shall at the request of the President, or in his absence or disability, except as otherwise provided herein, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all of the restrictions upon, the President; in the absence of the Chairman of the Board and the President, shall preside at all meetings of the stockholders; may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation; and shall perform such duties and have such powers as from time to time may be assigned to him by the President or the Board of Directors or prescribed by these By-laws.

         SECTION 10. THE VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors or by the President. A Vice President may also sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of stock of the Corporation.

         SECTION 11. THE SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and of any committee when so required; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; shall keep or cause to be kept, a register of the post office address of each stockholder; may sign with the President, the Executive Vice President or Vice President certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, or by the President.

         SECTION 12. ASSISTANT SECRETARIES. At the request of the Secretary, or in his absence or disability, the Assistant Secretaries shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the President, the Secretary or the Board of Directors.

         SECTION 13. THE TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-laws; at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of accounts and records of any corporation controlled by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation, where such books and records are kept; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors and a full financial report at the annual meeting of the stockholders; if called upon to do so, receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; may sign with the President, the Executive Vice President or vice President certificates of stock of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 14. ASSISTANT TREASURERS. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurers shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the President, the Treasurer or the Board of Directors.

         SECTION 15. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                      ARTICLE IV
                    CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         SECTION 1. CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as in these By-laws otherwise provided, may authorize any officer or officers, employee or employees or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by any committee or by these By-laws, no officer, employee or agent shall have any power or authority to bind the

Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

         SECTION 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees or agent or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 3. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers, employee or employees or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors, and for the purpose of such deposit, any officer or officers, employee or employees or agent or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

         SECTION 4. GENERAL AND SRECIAL BANK ACCOUNTS. The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositories as it may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.

         SECTION 5. PROXIES. Except as otherwise in these By-laws or in the Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                      ARTICLE V
                              SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES OF STOCK. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. They shall be numbered in order of their issue, and shall be signed by the President, the Executive Vice President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto, provided that where any such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and by a registrar, if any, the signatures of any such President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the seal of the Corporation upon such certificate may be facsimiles. In case of any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         SECTION 2. TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

         SECTION 3. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

         SECTION 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, or failing to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation may, in its or his discretion, cause to be issued to him a new certificate or certificates of stock, upon compliance with such rules, regulations and/or procedure as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received.

         SECTION 5. TRANSFER AGENT AND REGISTRAR: REGULATIONS. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.


                                      ARTICLE VI
                                         SEAL

         The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board.


                                     ARTICLE VII
                               MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on January 31 of each year unless otherwise provided by the Board of Directors of the Corporation.

         SECTION 2. WAIVERS OF NOTICE. Whenever any notice whatever is required to be given by law, or under the provisions of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         SECTION 3. OUALIFYING IN FOREIGN JURISDICTIONS. The directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.

         SECTION 4. INDEMNIFICATION. The Corporation shall, to the full extent permitted by the General Corporation Law of Delaware and the Certificate of Incorporation, in each case as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto. without limiting the generality of the foregoing:

         (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys, fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) , or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this SECTION. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by or granted pursuant to the paragraphs of this SECTION shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this SECTION.

         (h) For purposes of this SECTION, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this SECTION with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this SECTION, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this SECTION.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this SECTION shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) No amendment to or repeal or modification of this SECTION 4 shall adversely affect any right or protection of a director of a Corporation existing at the time of such amendment, repeal or modification.


                                     ARTICLE VIII
                                      AMENDMENTS

    All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, provided that notice of the proposed alteration or repeal or of the proposed new By-laws be included in the notice of such meeting, or by the Board of Directors at any regular or special meeting.